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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 2001

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
FULL NAME OF SUBSIDIARY                             PLACE OF INCORPORATION
-----------------------                             ----------------------
FUND AMERICAN REINSURANCE COMPANY, LTD              BERMUDA

WHITE MOUNTAINS HOLDINGS (BARBADOS) SRL             BARBADOS, WEST INDIES

WM ASSET MANAGEMENT (BARBADOS) SRL                  BARBADOS, WEST INDIES

WM BRIDGETOWN (BARBADOS) SRL                        BARBADOS, WEST INDIES

WM ENTERPRISES (BARBADOS) SRL                       BARBADOS, WEST INDIES

FUND AMERICAN ENTERPRISES HOLDINGS, INC.            DELAWARE, USA

FUND AMERICAN COMPANIES, INC.                       DELAWARE, USA

ONEBEACON INSURANCE GROUP LLC                       DELAWARE, USA

ONEBEACON INSURANCE COMPANY                         PENNSYLVANIA, USA

ONEBEACON AMERICA INSURANCE COMPANY                 MASSACHUSETTS, USA

THE CAMDEN FIRE INSURANCE ASSOCIATION               NEW JERSEY, USA

PENNSYLVANIA GENERAL INSURANCE COMPANY              PENNSYLVANIA, USA

HOMELAND INSURANCE COMPANY OF NEW YORK              NEW YORK, USA

GENERAL ACCIDENT REINSURANCE COMPANY OF AMERICA     CALIFORNIA, USA

THE NORTHERN ASSURANCE COMPANY OF AMERICA           MASSACHUSETTS, USA

AMERICAN EMPLOYERS' INSURANCE COMPANY               MASSACHUSETTS, USA

TRI-STATE INSURANCE COMPANY                         OKLAHOMA, USA

FOLKSAMERICA HOLDING COMPANY, INC.                  NEW YORK, USA

FOLKSAMERICA REINSURANCE COMPANY                    NEW YORK, USA

Certain other subsidiaries of the Company and its subsidiaries have been omitted since, in the aggregate, they would not constitute a significant subsidiary.